Exhibit 99.1

Novanta Announces Financial Results
for the Third Quarter 2020

•	Third Quarter 2020 GAAP Revenue of $143 million
•	Third Quarter 2020 GAAP Net Income of $8 million
•	Third Quarter 2020 GAAP Diluted Earnings Per Share of $0.23
•	Third Quarter 2020 Adjusted Earnings Per Share of $0.42
•	Third Quarter 2020 Adjusted EBITDA of $30 million

BEDFORD, Mass., November 10, 2020 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the third quarter 2020.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	October 2,	September 27,
	2020	2019
GAAP
Revenue	$142.9	$154.1
Operating Income	$11.9	$12.8
Consolidated Net Income	$8.3	$8.9
Diluted EPS	$0.23	$0.25
Non-GAAP*
Adjusted Operating Income	$19.9	$25.6
Adjusted Diluted EPS	$0.42	$0.52
Adjusted EBITDA	$30.2	$31.0

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Third Quarter

“Novanta continues to execute well in the face of the ongoing difficulties caused by the COVID-19 pandemic,” said Matthijs Glastra, Chief Executive Officer of Novanta. “In the third quarter, our revenue and profit did better than we expected, and we delivered record cashflow performance. We are very pleased with the positioning and performance of our portfolio and are investing into the headwinds, focusing on the long-term growth drivers in our business. We continue to put the health and safety of our employees as a priority and are extremely proud of their dedication and commitment to the company and our customers.”

During the third quarter of 2020, Novanta generated GAAP revenue of $142.9 million, a decrease of $11.1 million, or 7.2%, versus the third quarter of 2019.  The Company’s acquisition activities resulted in an increase in revenue of $0.1 million, or 0.1%, compared to the third quarter of 2019.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $2.6 million, or 1.7%, during the third quarter of 2020.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 9.0% for the third quarter of 2020 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the third quarter of 2020, GAAP operating income was $11.9 million, compared to $12.8 million in the third quarter of 2019.  GAAP net income was $8.3 million in the third quarter of 2020, compared to $8.9 million in the third quarter of

2019.  GAAP diluted earnings per share (“EPS”) was $0.23 in the third quarter of 2020, compared to $0.25 in the third quarter of 2019.

Adjusted Diluted EPS was $0.42 in the third quarter of 2020, compared to $0.52 in the third quarter of 2019.  The Company ended the third quarter of 2020 with 35.7 million diluted weighted average shares outstanding.  Adjusted EBITDA was $30.2 million in the third quarter of 2020, compared to $31.0 million in the third quarter of 2019.

Operating cash flow for the third quarter of 2020 was $42.1 million, compared to $7.0 million in the third quarter of 2019. The Company completed the third quarter of 2020 with approximately $193.4 million of total debt and $106.6 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $91.4 million.

Financial Guidance

“We are seeing signs of a stronger economic climate, but with a resurgence of the COVID-19 virus occurring globally, we recognize we must remain vigilant and conservative in our planning,” said Matthijs Glastra.  “We expect revenue to be up sequentially in the fourth quarter, and we also expect sequential gross margin expansion. In addition, we believe the fourth quarter will demonstrate strong design win momentum on the back of significant investments in innovation and product launches. While the resurgence of the virus is concerning, we are focusing on managing the things we can control.”

For the fourth quarter of 2020, the Company expects GAAP revenue of approximately $144 million to $149 million, and Adjusted EBITDA in the range of $30 million to $32 million.  The Company’s Adjusted EBITDA guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA guidance to the most directly comparable GAAP financial measure is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; divestiture related expenses; acquisition and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; goodwill and intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange transaction gains/(losses); and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, November 10, 2020 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Presentations and Events page of the Investor Relations section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, January 4, 2021.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted

EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the fourth quarter 2020; expectations regarding market conditions; statements regarding the COVID-19 pandemic; expectations regarding design wins; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activities; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with the COVID-19 pandemic and other events outside our control; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; changes in governmental regulations affecting our business or products; our compliance, or failure to comply, with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Report on Form 10-Q for the quarter ended October 2, 2020, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	October 2,	September 27,
	2020	2019
Revenue	$142,929	$154,066
Cost of revenue	83,824	90,012
Gross profit	59,105	64,054
Operating expenses:
Research and development and engineering	15,231	13,811
Selling, general and administrative	26,788	27,926
Amortization of purchased intangible assets	3,533	3,970
Restructuring, acquisition, and related costs	1,687	5,546
Total operating expenses	47,239	51,253
Operating income	11,866	12,801
Interest income (expense), net	(1,698)	(2,153)
Foreign exchange transaction gains (losses), net	(136)	387
Other income (expense), net	(14)	(48)
Income before income taxes	10,018	10,987
Income tax provision	1,760	2,064
Consolidated net income	$8,258	$8,923

Earnings per common share:
Basic	$0.23	$0.25
Diluted	$0.23	$0.25

Weighted average common shares outstanding—basic	35,142	35,074
Weighted average common shares outstanding—diluted	35,688	35,585

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	October 2,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$106,630	$78,944
Accounts receivable, net	82,050	91,078
Inventories	101,737	116,618
Prepaid expenses and other current assets	12,415	17,872
Total current assets	302,832	304,512
Property, plant and equipment, net	76,115	77,556
Operating lease assets	33,841	35,180
Intangible assets, net	149,613	166,175
Goodwill	279,523	274,710
Other assets	15,610	11,603
Total assets	$857,534	$869,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,264	$5,031
Accounts payable	40,906	52,585
Accrued expenses and other current liabilities	87,383	77,230
Total current liabilities	133,553	134,846
Long-term debt	188,089	215,334
Operating lease liabilities	32,499	34,108
Other long-term liabilities	52,144	68,276
Total liabilities	406,285	452,564
Stockholders’ Equity:
Total stockholders’ equity	451,249	417,172
Total liabilities and stockholders’ equity	$857,534	$869,736

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	October 2,	September 27,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$8,258	$8,923
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,596	9,840
Share-based compensation	7,225	2,243
Deferred income taxes	(175)	(1,139)
Other	888	1,153
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	7,483	(8,997)
Inventories	5,990	418
Other operating assets and liabilities	2,849	(5,451)
Net cash provided by operating activities	42,114	6,990
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	(24,259)
Purchases of property, plant and equipment	(2,524)	(2,350)
Other investing activities	—	1
Net cash used in investing activities	(2,524)	(26,608)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	37,904
Repayments of term loan and revolving credit facilities	(31,497)	(19,423)
Repurchase of common stock	—	(3,345)
Other financing activities	(720)	41
Net cash provided by (used in) financing activities	(32,217)	15,177
Effect of exchange rates on cash and cash equivalents	1,763	(247)
Increase (decrease) in cash and cash equivalents	9,136	(4,688)
Cash and cash equivalents, beginning of period	97,494	66,093
Cash and cash equivalents, end of period	$106,630	$61,405

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	October 2,	September 27,
	2019	2019
Revenue
Photonics	$46,394	$54,570
Vision	64,299	69,923
Precision Motion	32,236	29,573
Total	$142,929	$154,066

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	October 2,	September 27,
	2020	2019
Photonics
Gross Profit (GAAP)	$20,166	$25,289
Gross Profit Margin (GAAP)	43.5%	46.3%
Amortization of intangible assets	776	804
Acquisition fair value adjustments	—	373
Adjusted Gross Profit (Non-GAAP)	$20,942	$26,466
Adjusted Gross Profit Margin (Non-GAAP)	45.1%	48.5%

Vision
Gross Profit (GAAP)	$24,586	$26,922
Gross Profit Margin (GAAP)	38.2%	38.5%
Amortization of intangible assets	1,620	1,707
Acquisition fair value adjustments	—	160
Adjusted Gross Profit (Non-GAAP)	$26,206	$28,789
Adjusted Gross Profit Margin (Non-GAAP)	40.8%	41.2%

Precision Motion
Gross Profit (GAAP)	$15,011	$12,504
Gross Profit Margin (GAAP)	46.6%	42.3%
Amortization of intangible assets	424	286
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$15,435	$12,790
Adjusted Gross Profit Margin (Non-GAAP)	47.9%	43.2%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(658)	$(661)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(658)	$(661)

Novanta Inc.
Gross Profit (GAAP)	$59,105	$64,054
Gross Profit Margin (GAAP)	41.4%	41.6%
Amortization of intangible assets	2,820	2,797
Acquisition fair value adjustments	—	533
Adjusted Gross Profit (Non-GAAP)	$61,925	$67,384
Adjusted Gross Profit Margin (Non-GAAP)	43.3%	43.7%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended October 2, 2020
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$11,866	8.3%	$10,018	$1,760	17.6%	$8,258	$0.23
Non-GAAP Adjustments:
Amortization of intangible assets	6,353	4.4%	6,353
Restructuring costs	1,074	0.8%	1,074
Acquisition and related costs	613	0.4%	613
Foreign exchange transaction (gains) losses, net			136
Tax effect on non-GAAP adjustments				1,806
Non-GAAP tax adjustments				(462)
Total non-GAAP adjustments	8,040	5.6%	8,176	1,344		6,832	0.19

Adjusted results (Non-GAAP)	$19,906	13.9%	$18,194	$3,104	17.1%	$15,090	$0.42

Weighted average shares outstanding - Diluted							35,688

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended September 27, 2019
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$12,801	8.3%	$10,987	$2,064	18.8%	$8,923	$0.25
Non-GAAP Adjustments:
Amortization of intangible assets	6,767	4.4%	6,767
Restructuring costs	1,466	1.0%	1,466
Acquisition and related costs	4,080	2.6%	4,080
Acquisition fair value adjustments	533	0.3%	533
Foreign exchange transaction (gains) losses, net			(387)
Tax effect on non-GAAP adjustments				2,731
Non-GAAP tax adjustments				101
Total non-GAAP adjustments	12,846	8.3%	12,459	2,832		9,627	0.27

Adjusted results (Non-GAAP)	$25,647	16.6%	$23,446	$4,896	20.9%	$18,550	$0.52

Weighted average shares outstanding - Diluted							35,585

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	October 2,	September 27,
	2020	2019
Consolidated Net Income (GAAP)	$8,258	$8,923
Net Income Margin	5.8%	5.8%
Interest (income) expense, net	1,698	2,153
Income tax provision	1,760	2,064
Depreciation and amortization	9,596	9,840
Share-based compensation	7,004	2,243
Restructuring, acquisition, and related costs	1,687	5,546
Acquisition fair value adjustments	—	533
Other, net	150	(339)
Adjusted EBITDA (Non-GAAP)	$30,153	$30,963
Adjusted EBITDA Margin (Non-GAAP)	21.1%	20.1%

Organic Revenue Growth (Non-GAAP):

Three Months Ended October 2, 2020
Compared to
Three Months Ended September 27, 2019
Reported Revenue Growth/(Decline) (GAAP)	(7.2)%
Less: Change attributable to acquisitions	0.1%
Plus: Change due to foreign currency	(1.7)%
Organic Revenue Growth/(Decline) (Non-GAAP)	(9.0)%

Net Debt (Non-GAAP):

	October 2,	December 31,
	2020	2019
Total Debt (GAAP)	$193,353	$220,365
Plus: Deferred financing costs	4,681	4,187
Gross Debt	198,034	224,552
Less: Cash and cash equivalents	(106,630)	(78,944)
Net Debt (Non-GAAP)	$91,404	$145,608

Free Cash Flow (Non-GAAP):

	Three Months Ended
	October 2,	September 27,
	2020	2019
Cash Provided by Operating Activities (GAAP)	$42,114	$6,990
Less: Purchases of property, plant and equipment	(2,524)	(2,350)
Plus: Proceeds from sale of property, plant and equipment	—	1
Free Cash Flow (Non-GAAP)	$39,590	$4,641
Consolidated Net Income (GAAP)	$8,258	$8,923
Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	510.0%	78.3%
Free Cash Flow as a Percentage of Consolidated Net Income	479.4%	52.0%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.  The Company also excluded restructuring, acquisition, and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring, acquisition, and related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company also excluded foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income is displayed in the tables above.  Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring, acquisition, and related costs, and foreign exchange transaction gains (losses). In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Consolidated Net Income is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring, acquisition, and related costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition, and related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange transaction gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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